Exhibit 10.12

FORM OF

MANAGEMENT STOCKHOLDERS’ AGREEMENT

by and among

IVD Holdings Inc.,

Immucor, Inc.

and

the Investors and Managers Named Herein

Dated as of

TABLE OF CONTENTS

1.	EFFECTIVENESS; DEFINITIONS		2

	1.1.	Effective Date	2
	1.2.	Definitions	2

2.	VOTING AGREEMENT		2

	2.1.	Election of Directors	2
	2.2.	Significant Transactions	2
	2.3.	Consent to Amendment	2
	2.4.	Grant of Proxy	2
	2.5.	The Company	3
	2.6.	Period	3

3.	TRANSFER RESTRICTIONS		3

	3.1.	Permitted Transferees	3
	3.2.	Unrestricted Transfers	3
	3.3.	Right to Transfer Proportionately with Investor Transfer	4
	3.4.	Other Transfers	4
	3.5.	Impermissible Transfer	4
	3.6.	Other Restrictions on Transfer	5
	3.7.	Transfers of Options	5
	3.8.	Period	5

4.	“TAG ALONG” AND “DRAG ALONG” RIGHTS		5

	4.1.	Tag Along	5
	4.2.	Drag Along	7
	4.3.	Miscellaneous	8
	4.4.	Period	10

5.	OPTIONS TO PURCHASE AND SELL SHARES		10

	5.1.	Call Options	10
	5.2.	Closing	13
	5.3.	Investor Call Option	15
	5.4.	Acknowledgment	15
	5.5.	Payments to the Company in Certain Cases	16
	5.6.	Call Period	16

6.	LOCK UP		16

7.	REMEDIES		16

	7.1.	Generally	17
	7.2.	Deposit	17

8.	LEGENDS		17

	8.1.	Restrictive Legend	17
	8.2.	1933 Act Legends	18
	8.3.	Stop Transfer Instruction	18
	8.4.	Termination of Legends	18

9.	AMENDMENT, TERMINATION, ETC.		18

	9.1.	Oral Modifications; Waiver	18
	9.2.	Written Modifications	19
	9.3.	Effect of Termination	19

10.	DEFINITIONS		19

	10.1.	Certain Matters of Construction	19
	10.2.	Definitions	19

11.	CONFIDENTIALITY; RESTRICTIVE COVENANT AGREEMENT		26

	11.1.	Nondisclosure; Ownership of Work	27
	11.2.	Non-Competition and Non-Solicitation	27

12.	MISCELLANEOUS		27

	12.1.	Authority; Effect	27
	12.2.	Notices	27
	12.3.	Binding Effect, Etc.	29
	12.4.	Descriptive Headings, Etc.	29
	12.5.	Counterparts	29
	12.6.	Severability	29
	12.7.	No Recourse	29

13.	GOVERNING LAW		30

	13.1.	Governing Law	30
	13.2.	Jurisdiction	30
	13.3.	WAIVER OF JURY TRIAL	30
	13.4.	Exercise of Rights and Remedies	31

ii

MANAGEMENT STOCKHOLDERS’ AGREEMENT

This Management Stockholders’ Agreement (this “Agreement”) is made as of                              by and among:

(i)	IVD Holdings Inc., a Delaware corporation (the “Company”);

(ii)	Immucor, Inc. (“Immucor”);

(iii)	TPG (as defined below) (together with its Transferees, the “Investors”); and

(iv)	such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board of Directors as “Managers” (together with their Permitted Transferees, the “Managers”).

Recitals

1. On August 19, 2011, IVD Acquisition Corporation, an indirect wholly-owned subsidiary of the Company, merged with and into Immucor (the “Closing”) pursuant to an Agreement and Plan of Merger, dated as of July 2, 2011 (the “Merger Agreement”);

2. Following the Closing, the Company indirectly holds, through IVD Intermediate Holdings A Inc. (“Intermediate A”) and IVD Intermediate Holdings B Inc. (“Intermediate B” , and together with Intermediate A, “Intermediate Holdings”), one hundred percent (100%) of the issued and outstanding common stock of Immucor;

3. Certain Immucor Managers (as defined below) will be offered the opportunity to purchase shares of the Company’s Common Stock, in exchange for cash;

4. Each Manager has been and/or may hereafter be granted Options pursuant to the Company’s equity incentive plan or may otherwise purchase or acquire shares of Common Stock;

5. As a condition to the issuance of any shares of Common Stock and/or Options by the Company to any Person who is (or would be designated by the Board of Directors as) a Manager hereunder, to the extent that such Person is not already a party to this Agreement as a Manager hereunder, such Person shall execute a joinder to this Agreement as a Manager hereunder; and

6. The parties believe that it is in the best interests of the Company and the Managers to set forth their agreements on certain matters and to have this Agreement apply to all Company Shares.

Agreement

Therefore, the parties hereto hereby agree as follows:

1. EFFECTIVENESS; DEFINITIONS.

1.1. Effective Date. This Agreement will become effective on                              (the “Effective Date”).

1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 10.2 hereof.

2. VOTING AGREEMENT.

2.1. Election of Directors. Each Manager hereby agrees to cast all votes to which such Manager is entitled in respect of such Manager’s Shares, whether at any annual or special meeting, by written consent or otherwise, (a) to fix the number of members of the board of directors of the Company (the “Board”) at such number as may be specified from time to time by the Majority Investors and (b) to elect as members of the Board such individuals as have been nominated from time to time by the Majority Investors.

2.2. Significant Transactions. Each Manager agrees to cast all votes to which such Manager is entitled in respect of such Manager’s Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Investor Shares are voted by the Investors to approve any sale, recapitalization, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by the Majority Investors of their rights under Section 4.2.

2.3. Consent to Amendment. Each Manager agrees to cast all votes to which such Manager is entitled in respect of such Manager’s Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Investor Shares are voted by the Majority Investors to increase the number of authorized shares of Common Stock to the extent necessary to permit the Company to comply with the provisions of its Certificate of Incorporation or any agreement to which the Company is a party.

2.4. Grant of Proxy. Each Manager hereby grants to each Investor an irrevocable proxy coupled with an interest to vote his, her or its Shares in accordance with his, her or its agreements contained in this Section 2, which proxy will be valid and remain in effect until the provisions of this Section 2 expire pursuant to Section 2.6.

2.5. The Company. The Company agrees not to give effect to any action by any Manager or any other Person which is in contravention of this Section 2.

2.6. Period. The foregoing provisions of this Section 2 will expire on the earliest of (a) the closing a Change of Control, (b) the closing of an Initial Public Offering, and (c) the last date permitted by law.

3. TRANSFER RESTRICTIONS. Subject to the provisions of this Section 3, Section 4.1, Section 4.2, Section 5.1 and Section 6, as applicable, no Manager will have the right to Transfer any of such Manager’s Shares or any interest therein to any other Person. All Transfers shall be subject in all cases to compliance with the other terms and conditions of this Agreement.

3.1. Permitted Transferees. Subject to Section 3.5, any Manager or Permitted Transferee of a Manager may transfer any or all of his or her or its Shares to a Permitted Transferee of a Manager to whom the Shares were originally issued. No Transfer will be permitted or effective unless the Permitted Transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Shares to be received by such Permitted Transferee will remain subject to all of the provisions of this Agreement relating to Shares held by Managers and that such Permitted Transferee will be bound by, and will be a party to, this Agreement as the holder of such Shares and as a “Manager” hereunder; provided, however, that (a) no Transfer by any Manager to a Permitted Transferee will relieve such Manager of any of its obligations hereunder, (b) the rights and obligations of the parties set forth in this Agreement that relate to the termination of such Manager’s employment, resignation of such Manager’s employment or such Manager engaging in Competition, will continue to apply to such Shares as if they had not been Transferred to such Permitted Transferee and (c) in the event that Shares are Transferred to a Permitted Transferee that is not a natural person and such transferee subsequently ceases to be an Affiliate of the Manager to whom the Shares were originally issued or awarded and/or of a Permitted Transferee of such Manager that is a natural person, then such transferee shall, and such Manager shall cause such transferee to, Transfer back to such Manager (or to another Permitted Transferee of such Shares) the Shares it owns. Each Permitted Transferee of a Manager shall have the same rights and obligations as a Manager under this Agreement (regardless of references herein to Manager and not to a Permitted Transferee).

3.2. Unrestricted Transfers. On or after the later of (a) the fifth anniversary of the Closing, or (b) an Initial Public Offering, a Manager will have the right to Transfer all or any portion of such Manager’s vested Shares to any Person; provided, however, that following the closing of an Initial Public Offering, a Manager may not Transfer any Shares before the expiration of the applicable Lock-Up Period (as defined in Section 6 below), if any. Any Shares so Transferred shall conclusively be deemed thereafter not to be Shares subject to this

Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof.

3.3. Right to Transfer Proportionately with Investor Transfer. If, prior to the fifth anniversary of the Closing but following the closing of an Initial Public Offering, an Investor Transfers Investor Shares to any Person other than an Affiliate of such Investor, then, subject to its obligations under Section 6, each Manager will have the right to Transfer, in compliance with Rule 144, a number of such Manager’s vested Shares determined by multiplying (i) the number of vested Shares held by such Manager at the date of the Initial Public Offering by (ii) a fraction, the numerator of which is the number of Investor Shares registered by the Investor in the Initial Public Offering and the denominator of which is the total number of Investor Shares that were owned by the Investor at the date of the Initial Public Offering. Any Shares Transferred by a Manager pursuant to this Section 3.3 shall conclusively be deemed thereafter not to be Shares under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof.

3.4. Other Transfers.

3.4.1 Tag Alongs, Drag Alongs. In addition to Transfers in compliance with this Section 3, until the closing of an Initial Public Offering, any Manager may Transfer any or all of such Shares in accordance with the provisions, terms and conditions of Sections 4.1 and 4.2 hereof. Any Shares Transferred after compliance with the terms of Sections 4.1 or 4.2 hereof will conclusively be deemed thereafter not to be Shares under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof.

3.4.2 Transfers Pursuant to Section 5. Shares may be transferred pursuant to the terms of Section 5 of this Agreement. Any Shares Transferred in accordance with Section 5 of this Agreement will conclusively be deemed thereafter not to be Shares under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof.

3.5. Impermissible Transfer. Notwithstanding any other provision of this Section 3 or otherwise and except as provided in Section 4, in no event will any Manager be entitled to Transfer his, her or its Shares (i) to any Person (whether or not to an Affiliate) considered by the Majority Investors in their good faith discretion to be a competitor of, or otherwise adverse to, the Company or Immucor without the consent of TPG or (ii) to any Person who (directly or indirectly) (a) holds an ownership interest in any such competitor equal to one percent (1%) or more, (b) has invested $5,000,000 or more in such competitor or (c) has designated, or has the right to designate, a member of the board of directors of any such competitor, in each case without the approval of TPG, except, in or following an Initial Public Offering and the expiration of any applicable lock-up period, in any bona fide underwritten public offering or in any Rule 144 Sale. In addition, no Manager will be entitled to Transfer Shares at any time if such Transfer would: (i) violate the Securities Act or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the Shares; (ii) cause the Company to be required to register Common Stock under Section 12(g) of the Exchange Act; (iii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time; or (iv) be a non-exempt “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code. Any attempted Transfer of Shares in violation of the provisions of this Agreement shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

3.6. Other Restrictions on Transfer. The restrictions on transfer contained in this Agreement are in addition to any other restrictions on transfer to which a Manager may be subject, including any restrictions on transfer contained in the Company’s amended and restated certificate of incorporation, or any restricted stock agreement, stock option agreement, stock subscription agreement or other agreement to which such Manager is a party or by which such Manager is bound or any applicable lock-up rules and regulations of any national securities exchange or national securities association.

3.7. Transfers of Options. Any Transfer of Options by a Manager or Permitted Transferee that has become a party hereto will be governed by and subject to the terms and conditions of the applicable equity incentive plan and applicable award agreement.

3.8. Period. Except as otherwise provided in Section 3.2, each of the foregoing provisions of this Section 3 shall terminate upon the earlier of (a) the later of (i) the fifth anniversary of the Closing or (ii) the closing of an Initial Public Offering, or (b) the closing of a Change of Control (except with respect to Section 3.5).

4. “TAG ALONG” AND “DRAG ALONG” RIGHTS.

4.1. Tag Along. If one or more Investor(s) (each such Investor, a “Prospective Selling Investor”), proposes to Transfer any Investor Shares to any Person proposing to purchase such Investor Shares from a Prospective Selling Investor (a “Prospective Buyer”), other than (i) to an Affiliate, (ii) Transfers pursuant to a registered public offering or to the public pursuant to Rule 144 under the Securities Act, (iii) Transfers by an Investor that do not exceed 20% in the aggregate of the Investor Shares held by such Investor or (iv) pursuant to or consequent upon the exercise of the drag along rights set forth in Section 4.2 (a “Proposed Transfer”), each Manager that exercises its rights under this Section 4.1 (a “Tag Along Seller”) shall have the right to Transfer its Pro Rata Portion of Shares to the Prospective Buyer on the same terms and conditions as those proposed by the Prospective Selling Investor.

4.1.1 Notice. The Prospective Selling Investor shall promptly give written notice (a “Tag Along Notice”) to each Manager of a Proposed Transfer, setting forth the number of Investor Shares proposed to be Transferred, the name of the Prospective Selling Investor, the name and address of the Prospective Buyer, the proposed amount and form of consideration for such Investor Shares and any other material terms and conditions of the Proposed Transfer (subject to Section 4.3.4 hereof in the case of Options, Warrants, SARs and Convertible Securities). Each Manager shall have a period of fifteen (15) Business Days from the date of delivery of the Tag Along Notice in accordance with the provisions of this Agreement within which to elect to sell up to its Pro Rata Portion of Shares in connection with such Proposed Transfer. Any Manager may exercise such right by delivery of an irrevocable written notice to the Prospective Selling Investor specifying the number of Shares (which shall not be more than its Pro Rata Portion) it desires to include in the Proposed Transfer (a “Tag Along Offer”). If the Prospective Buyer fails to purchase all Investor Shares proposed to be Transferred by the Prospective Selling Investor and other Investors who exercise tag along rights and all Shares proposed to be Transferred by the Tag Along Sellers, then the number of Investor Shares and Shares the Investors and each Tag Along Seller is permitted to sell in such Tag Along Transfer shall be reduced pro rata based on the relative number of Investor Shares and Shares proposed to be Transferred by all Company stockholders participating in such Proposed Transfer, excluding for purposes of such calculation all unvested Shares underlying any outstanding Options, Warrants, SARs or Convertible Securities. The Prospective Selling Investor shall have a period of ninety (90) days following the expiration of the fifteen (15) Business Day election period to sell such Investor Shares to the Prospective Buyer, on the payment and other material economic terms specified in the Tag Along Notice, and thereafter the Prospective Selling Investor may not Transfer any such Investor Shares without first following the procedures set forth in this Section 4.1.

4.1.2 Terms of Transfer. Each Tag Along Seller shall agree (i) to make the same representations, warranties, covenants, indemnities and agreements to the Prospective Buyer as made by the Prospective Selling Investor in connection with the Proposed Transfer (other than any non-competition, non-solicitation or similar non-financial agreements or covenants that would bind such Tag Along Seller or its Affiliates), and (ii) except as provided in the preceding subclause (i), to the same terms and conditions to the Transfer as the Prospective Selling Investor agrees. Notwithstanding the foregoing, however, (A) all such representations, warranties, covenants, indemnities and agreements shall be made by each Tag Along Seller and the Prospective Selling Investor severally and not jointly, and, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Prospective Selling Investor, other Investors who exercise tag along rights or any Tag Along Seller as to the unencumbered title to its Shares or Investor Shares, as applicable, and the power, authority and legal right to Transfer such Shares or Investor Shares, as applicable, any liability for breach of any such representations and warranties or under any indemnities shall be allocated among each Tag Along Seller, the Prospective Selling Investor and other Investors who exercise tag along rights pro rata based on the relative number of Investor Shares or Shares, as applicable, to be Transferred by each of them compared to the total number of Investor Shares and Shares being Transferred, and (B) the aggregate amount of liability for each such Tag Along Seller, the Prospective Selling Investor and each such other Investor who exercises tag along rights shall not exceed the U.S. dollar value of the net proceeds received by such Tag Along Seller, the Prospective Selling Investor or such other Investor who exercises tag along rights, respectively, from the Prospective Buyer. Any Transfer of Shares by a Tag Along Seller pursuant to the terms hereof shall be at the price per share of Common Stock specified in the Tag Along Notice, and, subject to Section 4.3.1, all shareholders of the Company shall receive the same relative proportion of cash and Marketable Securities.

4.2. Drag Along. If the Majority Investors agree at any time to Transfer, in any single transaction or series of related transactions, at least eighty percent (80%) of the Majority Investors’ Investor Shares to a non-affiliated third party (a “Drag Along Transfer” and such purchaser, the “Prospective Buyer”) for cash and/or Marketable Securities, the Majority Investors may exercise drag along rights with respect to all Managers in accordance with the terms, conditions and procedures set forth herein.

4.2.1 Notice. The Majority Investors shall promptly give written notice (a “Drag Along Notice”) to each Manager (each, a “Drag Along Seller”) of any election by the Majority Investors to exercise their drag along rights under this Section 4.2, setting forth the name and address of the Prospective Buyer, the total number of Investor Shares proposed to be Transferred by the Majority Investors, the proposed amount and form of consideration for such Investor Shares, and all other material terms and conditions of the Drag Along Transfer. Such notice shall also specify the number of Shares such Drag Along Seller shall be required to Transfer, up to such Drag Along Seller’s Pro Rata Portion of its Shares; provided that the portion of Shares with respect to each Drag Along Seller is the same relative proportion for the Investors and all Drag Along Sellers. Any Transfer of Shares by a Drag Along Seller pursuant to the terms hereof shall be at the same price per Share as the Investor Shares sold by the Majority Investors and each Drag Along Seller shall receive the same relative proportion of cash and Marketable Securities.

4.2.2 Each Drag Along Seller shall agree (i) to make the same representations, warranties, covenants, indemnities and agreements as made by the Majority Investors in connection with the Drag Along Transfer (other than any non-competition, non-solicitation or similar non-financial agreements or covenants that would bind such Drag Along Seller or its Affiliates), and (ii) except as provided in the preceding subclause (i), to the same terms and conditions to the Transfer as the Majority Investors agree. Notwithstanding the foregoing, however, (A) all such representations, warranties, covenants, indemnities and agreements shall be made by the Investors and each Drag Along Seller severally and not jointly and, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Majority Investors, any other Investors who sell Investor Shares to such Prospective Buyer or any of the Drag Along Sellers as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares, any liability for breach of any such representations and warranties shall be allocated among the Majority Investors, any other Investors who sell Investor Shares to such Prospective Buyer and such Drag Along Sellers pro rata based on the relative number of Investor Shares or Shares Transferred by each of them, and (B) the aggregate amount of liability for each Majority Investor, each other Investor who sells Investor Shares to such Prospective Buyer and each Drag Along Seller shall not exceed the U.S. dollar value of the net proceeds received by such Majority Investor, such other Investor who sells Investor Shares to such Prospective Buyer or such Drag Along Seller, respectively.

4.2.3 Mergers, etc. In the event that any such Transfer is structured as a merger, consolidation, or similar business combination that complies with the terms of Section 4.2.2, each Drag Along Seller agrees to (i) vote his, her or its Shares that he, she or it is entitled to vote in favor of the transaction, (ii) take such other action as may be required to effect such transaction (subject to Section 4.2.1, and other than becoming subject to any non-competition, non-solicitation or similar non- financial agreement or covenant that would bind such Drag Along Seller or its Affiliates ), and (iii) not demand or exercise appraisal, dissenters or other similar rights under any applicable business corporation or other law and take all action to waive any dissenters, appraisal or other similar rights with respect thereto.

4.2.4 Grant of Proxy. Solely for purposes of Section 4.2.3(i) and in order to secure the performance of each Manager’s obligations under Section 4.2.3(i), each Manager hereby irrevocably appoints TPG (or a designee thereof) the attorney-in-fact and proxy of such Manager (with full power of substitution) to vote or provide a written consent with respect to its Shares as described in this paragraph if, and only in the event that, such Manager fails to vote or provide a written consent with respect to its Shares in accordance with the terms of 4.2.3(i) (each such Manager, a “Breaching Drag Along Seller”) within three (3) days of a request for such vote or written consent. Upon such failure, the Majority Investors shall have and are hereby irrevocably granted a proxy to vote or provide a written consent with respect to each such Breaching Drag Along Seller’s Shares for the purposes of taking the actions required by Section 4.2.3(i). Each Manager intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Manager will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the matters set forth in Section 4.2.3(i) with respect to the Shares owned by such Manager. Notwithstanding the foregoing, the conditional proxy granted by this Section 4.2.4 shall be deemed to be revoked upon the termination of this Section 4 in accordance with its terms.

4.3. Miscellaneous. The following provisions will apply to any proposed Sale to which Sections 4.1 or 4.2 apply during the time frames set forth in such Sections:

4.3.1 Certain Legal Requirements. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4.1 or Section 4.2 hereof includes any securities, and the receipt thereof by a Tag Along Seller or Drag Along Seller (each, a “Participating Seller”) would require under applicable law (a) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (b) the provision to any Tag Along Seller or Drag Along Seller of any information regarding the Company, such securities or the issuer thereof, such

Participating Seller will not have the right or obligation to sell Shares in such proposed Sale. In such event, the Prospective Selling Investor (in a Sale pursuant to Section 4.1 hereof) or the Majority Investors (in a Sale pursuant to Section 4.2 hereof) shall cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section 4.3.6 hereof) which would have otherwise been sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares. For the avoidance of doubt, for purposes of this Section 4.3.1, the Fair Market Value paid for the Executive’s Shares shall be determined based on the payment and other material economic terms of the applicable Sale pursuant to Section 4.1 or 4.2, as applicable.

4.3.2 Further Assurances. Each Participating Seller, whether in his, her or its capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Sale pursuant to Section 4.1 or Section 4.2 hereof and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments (other than any non-competition, non-solicitation or similar non-financial agreements or covenants that would bind such Drag Along Seller or its Affiliates); furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Investor (in a Sale pursuant to Section 4.1 hereof) or the Majority Investors (in a Sale pursuant to Section 4.2 hereof), as applicable, and the Prospective Buyer.

4.3.3 Sale Process. The Majority Investors (in a Sale pursuant to Section 4.2 hereof) and the Prospective Selling Investors (in a Sale pursuant to Section 4.1 hereof), as applicable, may, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. No Investor or any Affiliate of any Investor will have any liability to any Manager arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such Investor has failed to comply with the provisions of this Section 4.

4.3.4 Treatment of Options, Warrants, SARs and Convertible Securities. Each Participating Seller agrees that to the extent he, she or it notifies the Company in writing that he, she or it desires to include vested and exercisable Options, Warrants, SARs or Convertible Securities in any Sale of Shares pursuant to this Section 4, he, she or it will be deemed to have exercised, converted or exchanged such vested and exercisable Options, Warrants, SARs or Convertible Securities immediately prior to the closing of such Sale to the extent necessary to sell Common Stock to the Prospective Buyer, except to the extent otherwise provided under the terms of any such Option, Warrant, SAR or Convertible Security and agreed to by the Board and the Prospective Buyer. In the event that vested Options, Warrants, SARs or Convertible Securities are deemed exercised pursuant to the preceding sentence, payment of any purchase or exercise price, if applicable, and minimum statutory withholding tax amount, if any, shall be satisfied through payment of shares of Common Stock otherwise deliverable upon such exercise, conversion, or exchange. If any Participating Seller Transfers vested Options, Warrants, SARs or Convertible Securities in any Sale pursuant to this Section 4, such Participating Seller shall receive in exchange for such Options, Warrants, SARs or Convertible Securities consideration equal to the amount (if greater than zero) determined by multiplying (a) the purchase price per Investor Share received by the Prospective Selling Investor in such Sale less the unpaid exercise or conversion price, if any, per Share of such Option, Warrant or Convertible Security by (b) the number of shares of Common Stock issuable upon exercise, conversion or exchange of such Option, Warrant or Convertible Security (to the extent exercisable, convertible or exchangeable at the time of such Sale), subject to reduction for any tax or other amounts required to be withheld under applicable law.

4.3.5 Expenses. All reasonable costs and expenses incurred in connection with any proposed Sale pursuant to Section 4.1 or Section 4.2 hereof (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, (a) shall be allocated among the Prospective Selling Investors in any Sale pursuant to Section 4.1 hereof, with each Participating Seller and any other Investor who participates in such Sale paying a pro rata amount based on the relative number of Investor Shares or Shares to be Transferred by each of them compared to the total number of Investor Shares and Shares being Transferred in such Sale and (b) in any Sale pursuant to Section 4.2 hereof, be borne by the Company.

4.3.6 Closing. The closing of a Sale to which Sections 4.1 or 4.2 hereof apply will take place at such time and place as the Prospective Selling Investor specifies (in a Sale pursuant to Section 4.1 hereof) or the Majority Investors (in a Sale pursuant to Section 4.2 hereof) specify by notice to each Participating Seller. At the closing of such Sale, each Participating Seller shall deliver the certificates evidencing the Shares to be Transferred by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any Adverse Claim, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

4.4. Period. The foregoing provisions of this Section 4 will expire upon the earlier of (x) the closing of a Change of Control described in clause (b) or (c) of the definition thereof and (y) the later to occur of (i) the closing of an Initial Public Offering and (ii) the fifth anniversary of the Closing.

5. OPTIONS TO PURCHASE AND SELL SHARES.

5.1. Call Options. Except as the Company may otherwise agree in writing with any Manager with respect to Shares held by such Manager (or any Person to whom any shares of Common

Stock were originally issued at the request of such Manager) or originally issued to such Manager (or other Person at the request of such Manager) but held by one or more direct or indirect Permitted Transferees (collectively, the “Management Call Group”), upon any termination of the employment by the Company and its subsidiaries of any Manager (whether such termination is by the Company, by such Manager or otherwise), the Company will have the right to purchase for cash all or any portion of Purchased Management Shares held by such Manager’s Management Call Group on the following terms (the “Management Call Option”):

5.1.1 General. For all Purchased Management Shares, the following terms will apply:

(a) Termination other than for Cause. If a Manager’s employment terminates for any reason (including as a result of death, Disability, Retirement or resignation for Good Reason) other than (i) termination for Cause, or (ii) resignation of his or her employment without Good Reason (other than due to death, Disability or Retirement), the Company (or its designated assignee) will have the right, on one or more occasions, at any time up to and including the date that is one hundred eighty (180) days following the later to occur of (x) the termination of such Manager’s employment and (y) the date that is six (6) months plus one (1) day following the most recent acquisition of Purchased Management Shares from the Company by any member of such Manager’s Management Call Group, to purchase from such Management Call Group, and upon the exercise of such call right each member of such Management Call Group shall sell to the Company (or its designated assignee), all (or a portion, as designated by the Company, or its designated assignee) of the Purchased Management Shares held by such member of the Management Call Group as of the date as of which such call right is exercised at a price equal to the Fair Market Value of the Purchased Management Shares being sold, determined as of the date such Management Call Notice (as defined below) is sent, which date shall be no earlier than the date that is six (6) months plus one (1) day following the most recent acquisition from the Company by any member of such Manager’s Management Call Group of any such Purchased Management Shares that are to be purchased by the Company pursuant to such exercised call right and shall be no later than the last date on which the Company is permitted to issue a Management Call Notice in respect of such Purchased Management Shares under this Section 5.1.1(a).

(b) Termination for Cause. If a Manager’s employment is terminated for Cause (or it is determined that such Manager’s employment could have been terminated for Cause at the time such Manager resigned or his or her employment was otherwise terminated), the Company (or its designated assignee) will have the right, on one or more occasions, at any time up to and including the date that is one hundred eighty (180) days following the later to occur of (x) the termination of such Manager’s employment and (y) the date that is six (6) months plus one (1) day following the most recent acquisition of Purchased Management Shares from the Company by any member of such Manager’s Management Call Group, to purchase from such Manager’s Management Call Group, and upon the exercise of such call right each member of such Management Call Group shall sell to the Company (or its designated assignee), all (or a portion, as designated by the Company or its designated assignee) of the Purchased Management Shares held by such member of the Management Call Group as of the date as of which such call right is exercised at a price (the “Bad Leaver Price”) equal to the lesser of (i) the Fair Market Value of the Shares being sold, determined as of the date on which a Management Call Notice is sent, which date shall be no earlier than the date that is six (6) months plus one (1) day following the most recent acquisition from the Company by any member of such Manager’s Management Call Group of any such Purchased Management Shares that are to be purchased by the Company pursuant to such exercised call right and shall be no later than the last date on which the Company is permitted to issue a Management Call Notice in respect of such Shares under this Section 5.1.1(b), and (ii) the price paid, if any, by such Manager for such Purchased Management Shares (the “Original Purchase Price”); provided, that for purposes of the foregoing clause (ii), the price paid by a Manager for an Option Share will be deemed to be equal to the exercise price of such Option or Warrant(as appropriately adjusted to reflect stock splits and similar events).

(c) Violation of Non-Competition Obligations. If a Manager’s employment is terminated for any reason or if a Manager resigns his or her employment for any reason and, within eighteen (18) months of such termination or resignation, such Manager Competes, the Company (or its designated assignee) will have the right, on one or more occasions, at any time up to and including the date that is one hundred eighty (180) days following the later to occur of (x) the first date on which the Company receives notice that such Manager Competed and (y) the date that is six (6) months plus one (1) day following the most recent acquisition of Purchased Management Shares from the Company by any member of such Manager’s Management Call Group, to purchase from such Management Call Group, and upon the exercise of such call right each member of such Management Call Group shall sell to the Company (or its designated assignee), all (or a portion, as designated by the Company or its designated assignee) of the Purchased Management Shares held by such member of the Management Call Group as of the date as of which such call right is exercised at a price equal to the Bad Leaver Price.

(d) Resignation without Good Reason. If a Manager resigns his or her employment without Good Reason (and, for the avoidance of doubt, other than upon death, Disability or Retirement), the Company (or its designated assignee) will have the right, on one or more occasions, at any time up to and including the date that is one hundred eighty (180) days following the later to occur of (x) termination of such Manager’s employment and (y) the date that is six (6) months plus one (1) day following the most recent acquisition of Purchased Management Shares from the Company by any member of such Manager’s Management Call Group, to purchase from such Management Call Group, and upon the exercise of such call right each member of such Management Call Group shall sell to the Company (or its designated assignee), all (or a portion, as designated by the Company, or its designated assignee) of the Purchased Management Shares held by such member of the Management Call Group as of the date as of which such call right is exercised (1) if the date on which the call right is exercised is within the period ending on the fifth anniversary of the Closing Date, at a price equal to the aggregate Fair Market Value of the Purchased Management Shares being sold less an amount equal to twenty percent (20%) of the positive difference between the Fair Market Value and the amount paid by the Manager for the Shares and (2) if the call right is exercised following the fifth anniversary of the Closing, at a price equal to the Fair Market Value of the Purchased Management Shares being sold, in each case with the Fair Market Value determined as of the date such Management Call Notice is sent, which date shall be no later than the last date on which the Company is permitted to issue a Management Call Notice in respect of such Purchased Management Shares under this Section 5.1.1(d). Upon the recommendation of the chief executive officer of the Company, the Board, in its sole discretion, may reduce the five year period described herein to three years or such other lesser period as the Board may determine. Notwithstanding the foregoing, in the event that a Manager resigns his or her employment without Good Reason after the fifth anniversary of the Closing, the provisions of Section 5.1.1(a) will apply as if, solely for purposes of this Section 5.1.1, the Manager had resigned his or her employment for Good Reason.

5.1.2 Notices, Etc. Any Management Call Option may be exercised by delivery of written notice thereof (the “Management Call Notice”) to all members of the applicable Management Call Group from whom the Company has elected to purchase Purchased Management Shares no later than the end of the applicable 180 day period specified in Section 5.1.1. The Management Call Notice shall state that the Company has elected to exercise the Management Call Option, the number of Purchased Management Shares with respect to which the Management Call Option is being exercised and the price or date for determining the price of such shares.

5.1.3 Vesting. The rights of the Company and the Investors to purchase Shares under this Section 5 are in addition to, and do not modify, any vesting or exercisability requirements that may be included in the terms of any such Shares.

5.2. Closing.

5.2.1 The closing of any purchase and sale of Purchased Management Shares pursuant to this Section 5 shall occur on such date as the Company shall specify, which date shall not be later than ninety (90) days after the fiscal quarter-end immediately following the date of delivery of the Management Call Notice (provided, that such time may be extended as necessary to comply with requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or applicable foreign antitrust laws or other applicable legal requirements) at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine.

5.2.2 At the closing of any purchase and sale of Purchased Management Shares following the exercise of any Management Call Option, the holders of Shares to be sold shall deliver to the Company (a) a certificate or certificates representing the Shares to be purchased by the Company, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock (or equivalent) transfer tax stamps affixed or (b) a customary affidavit of lost certificate, and the Company shall pay to such holder by certified or bank check or wire transfer of immediately available federal funds the purchase price of the Shares being purchased by the Company. The delivery of a certificate or certificates for Shares by any Person selling Shares pursuant to any Management Call Option will be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such Shares; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated; (iii) such Shares are free and clear of any and all liens or encumbrances except under this Agreement or any other agreement with the Company or Immucor; and (iv) there is no Adverse Claim with respect to such Shares.

5.2.3 If (i) any payment of cash is required upon the purchase of Shares by the Company upon the exercise of any Management Call Option or (ii) any payment on a promissory note issued under this Section 5.2.3 comes due, and, in either case, such payment (or any dividend to fund such payment) would (or with notice or the lapse of time or both would) constitute, result in or give rise to a breach or violation of the terms or provisions of, or result in a default, event of default or right or cause of action under, any guarantee, financing or security agreement, indenture or document entered into by the Company or any of its subsidiaries and in effect on such date in respect of indebtedness for borrowed money or debt security, would be prohibited under Section 160 (“Section 160”) of the General Corporation Law of the State of Delaware (the “DGCL”), or would otherwise violate the DGCL (or if the Company or any such subsidiary reincorporates in another jurisdiction, the applicable business corporation law of such jurisdiction), then, to the extent permitted by Section 160:

(a) in the case of a cash payment due at a closing of any purchase of Shares by the Company upon the exercise of any Management Call Option, the Company will issue a promissory note in the aggregate principal amount of such payment, the principal amount of which note will be due and payable (in four equal annual installments, the first such installment becoming due and payable on the first anniversary of the issuance of such note subject to subsection 5.2.3(c) below) and interest will accrue thereon at a rate equal to the prime rate (as reported in the Wall Street Journal Eastern Edition) plus three percent (3%);

(b) in the case of a cash payment in respect of a promissory note issued under this Section 5.2.3, notwithstanding any of the provisions of such note, including without limitation, the stated maturity of such note and the stated date on which interest payments are due, such payment will not become due and payable until such time as such payment can be made without violating any such agreement; and

(c) notwithstanding the terms of any promissory note issued pursuant to this Section 5.2.3, the Company must pay off the promissory note at the earliest of (i) a Change of Control, (ii) the Initial Public Offering (but only to the extent of the net proceeds received by the Company in such Initial Public Offering), (iii) five (5)

Business Days after the date on which a cash payment paying off such promissory note could be made (1) without (immediately or with notice or the lapse of time or both) constituting, resulting in or giving rise to any breach or violation of the terms or provisions of, or result in a default, event of default or right or cause of action under, any guarantee, financing or security agreement, indenture or document entered into by the Company or any of its subsidiaries and in effect on such date in respect of indebtedness for borrowed money or debt security, (2) that would not be prohibited under Section 160, and (3) that would not otherwise violate the DGCL (or if the Company or any such subsidiary reincorporates in another jurisdiction, the applicable business corporation law of such jurisdiction), and (iv) the date on which any cash dividend or distribution is made in respect of Shares. At any such time, the Company shall promptly notify the holder of such promissory note and make a payment on each such promissory note. If more than one such promissory note is outstanding at the time of payment, payment shall be made to the holders of all such promissory notes on a pro rata basis.

5.2.4 In the event that the Company has exercised its call right pursuant to Section 5.1 with respect to Shares held by (i) a Manager who (A) Competes within eighteen (18) months of such Manager’s termination of employment or resignation as described in Section 5.1.1(c) or (B) was terminated for Cause, or is determined to have been eligible for termination for Cause, in either case following the Company’s exercise of such call right, and/or (ii) one or more members of such Manager’s Management Call Group that held Shares, such Manager and/or such members of such Manager’s Management Call Group will be obligated to deliver to the Company, within five (5) days following notice from the Company that such amount is due, an amount equal to the product of (x) the number of Shares purchased in connection with the exercise of the call right, multiplied by (y) the excess, if any, of the price paid for such Shares over the Bad Leaver Price for such Shares.

5.3. Investor Call Option. If the Company elects not to purchase (pursuant to Section 5.1 hereof) any or all Purchased Management Shares held by a Manager or one or more members of such Manager’s Management Call Group, the Company shall notify the Investors and the Investors may purchase any or all of the remaining Purchased Management Shares held by such Persons for the purchase price identified in Section 5.1.1 hereof by delivering a Management Call Notice in the same manner and within the same time periods as would apply to the Company under Section 5.1; provided, that nothing in this Section 5.3 will operate to extend the time within which the Management Call Notice may be delivered pursuant to Section 5.1.2 hereof. The right to purchase such Shares shall be allocated pro rata among the Investors (unless the Investors agree otherwise). The closing, payment and other provisions in Section 5.2 will apply to the Investors exercising their rights pursuant to this Section 5.3 in the same manner as would apply to the Company under this Section 5.

5.4. Acknowledgment. Each holder of Shares acknowledges and agrees that neither the Company, nor any Person directly or indirectly affiliated with the Company (in each case whether as a director, officer, manager, employee, agent or otherwise), will have any duty or obligation to affirmatively disclose to him, her or it, and he, she or it will not have any right to be advised of, any material information regarding the Company or otherwise at any time prior to, upon, or in connection with any termination of his, her or its employment by the Company and its subsidiaries upon the exercise of any Management Call Option or any purchase of the Shares in accordance with the terms hereof.

5.5. Payments to the Company in Certain Cases. If, following the later to occur of (a) the closing of an Initial Public Offering and (b) the fifth anniversary of the Closing, a Manager is terminated for Cause or Competes within 18 months of the termination of his or her employment, he or she shall pay to the Company an amount equal to the amount which, as a result of the exercise of Options at any time following, or within one year prior to, the date of termination of his or her employment with the Company, the amount he or she was required to include in income for U.S. federal income tax purposes.

5.6. Call Period. The foregoing provisions of this Section 5 (other than the provisions of Section 5.5) will expire with respect to any Purchased Management Share not called, if not earlier expired in accordance with the provisions of this Section 5, prior to the earlier of (a) the closing of a Change of Control and (b) the later to occur of (i) closing of an Initial Public Offering and (ii) the fifth anniversary of the Closing.

6. LOCK UP.

In connection with each underwritten Public Offering, each Manager hereby agrees, at the request of the Company or the managing underwriters of such Public Offering, to be bound by and/or to execute and deliver, a lock-up agreement with the underwriter(s) of such Public Offering restricting such Manager’s right to (a) Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or (b) enter into any swap or other arrangement that Transfers to another Person any of the economic consequences of ownership of Common Stock (any such lock-up agreement, a “Principal Lock-Up Agreement”) during such period as the Investors are subject to restrictions on their ability to transfer Shares under an agreement with the underwriter(s) of such Public Offering (or, if longer, during such period as the Manager is prohibited from selling Shares pursuant to Section 144 under the Securities Act to the extent and during such period as the Manager is prohibited from selling such Shares) (the “Lock-Up Period”). Following expiration of the Lock-Up Period, the Manager will be permitted to Transfer his or her Shares in accordance with the applicable provision of Section 3 above. Notwithstanding the foregoing, no Principal Lock-Up Agreement shall apply to (a) transactions relating to Shares of Common Stock or other securities acquired in open market transactions or block purchases after the completion of the applicable Public Offering, or (b) conversions of Shares of Common Stock into other classes of capital stock or securities without change of holder.

7. REMEDIES.

7.1. Generally. The Company and each holder of Shares will have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares or Investor Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto will be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

7.2. Deposit. Without limiting the generality of Section 7.1 hereof, if any holder of Shares fails to deliver to the purchaser thereof either the certificate or certificates evidencing Shares to be Transferred pursuant to Section 4 or 5 hereof or a customary affidavit of lost certificate, such purchaser may, at its option, in addition to all other remedies it may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the Company will cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder’s rights in and to such Shares will terminate. Thereafter, upon delivery to the Escrow Agent by such holder of the certificate or certificates evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed) or a customary affidavit of lost certificate, such purchaser and such holder shall jointly instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser) to such holder and the certificate or certificates to such purchaser.

8. LEGENDS.

8.1. Restrictive Legend. Each certificate representing Shares will have the following legend endorsed conspicuously thereupon:

THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF A MANAGEMENT STOCKHOLDERS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE. NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH MANAGEMENT STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED TO, OR ISSUED WITH RESPECT TO SHARES

ORIGINALLY ISSUED TO OR AT THE REQUEST OF, THE FOLLOWING MANAGER:             .

Any person who acquires Shares which are not subject to any of the terms of this Agreement will have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

8.2. 1933 Act Legends. Each certificate representing Shares will have the following legend endorsed conspicuously thereupon:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

8.3. Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.

8.4. Termination of Legends. In the event that the restrictive legends set forth in Section 8.1 or Section 8.2 has ceased to be applicable, the Company shall provide any holder of Shares, or their respective transferees, at their request, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates for such securities of like tenor not bearing the legend with respect to which the restriction has ceased and terminated.

9. AMENDMENT, TERMINATION, ETC.

9.1. Oral Modifications; Waiver. This Agreement may not be orally amended, modified, extended or terminated, and no oral waiver of any of its terms will be effective. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company, TPG, the Majority Investors and the Majority Managers; provided, however, that any amendment, modification, extension, termination or waiver (an “Amendment”) will also require the consent of Managers holding a majority in interest of the Shares held by all Managers who would be disproportionately and adversely affected by the Amendment (other than solely with respect to the number of Shares held by such Manager) relative to the other Managers. Each Amendment will be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by that party or holder.

9.3. Effect of Termination. No termination under this Agreement will relieve any Person of liability for breach prior to termination.

10. DEFINITIONS.

10.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 10:

(a) The words “hereof”, “herein”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement includes all subsections thereof;

(b) Definitions are equally applicable to both nouns and verbs and the singular and plural forms of the terms defined;

(c) The word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and may not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; and

(d) The masculine, feminine and neuter genders each include the other.

10.2. Definitions. The following terms have the following meanings:

“Adverse Claim” has the meaning set forth in Section 8-302 of the applicable Uniform Commercial Code.

“Affiliate” means (a) with respect to any specified Person that is not a natural Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with,

such Person (for these purposes, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that no Company stockholder shall be deemed an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement.); and (b) with respect to any natural Person, any Member of the Immediate Family of such natural Person.

“Agreement” has the meaning set forth in the Preamble.

“Amendment” has the meaning set forth in Section 9.2.

“Bad Leaver Price” has the meaning set forth in Section 5.1.1.

“Board” has the meaning set forth in Section 2.1 hereof.

“Breaching Drag Along Seller” has the meaning set forth in Section 4.2.4 hereof.

“Business Day” means any day other than a Saturday, a Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Cause” with respect to any Manager, means (i) a material breach by the Manager of his or her employment agreement with the Company or an Affiliate, any equity grant agreement, or any policy of the Company or its Affiliates; (ii) the failure by the Manager to reasonably and substantially perform his or her duties to the Company or any of its Affiliates, which failure is materially damaging to the financial condition or reputation of the Company or its Affiliates; (iii) the Manager’s willful misconduct or gross negligence which is injurious to the Company or an Affiliate; or (iv) the commission by the Manager of a felony or other serious crime involving moral turpitude. In the case of clauses (i) and (ii) above, the Company shall permit the Manager up to fifteen days to cure such breach or failure if reasonably susceptible to cure. If, subsequent to the Manager’s termination of employment for other than Cause, it is determined that the Manager’s employment could have been terminated for Cause, the Manager’s employment shall be deemed to have been terminated for Cause retroactively to the date the events giving rise to such Cause occurred. Notwithstanding the foregoing, if a Manager is party to an employment agreement with the Company or any subsidiary of the Company that contains a definition of Cause, such definition will apply (in the case of such Manager) in lieu of the definition set forth above during the term of such agreement.

“Change of Control” means (a) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the Investors and their Affiliates will have the direct or indirect power to elect a majority of the members of the Board; (b) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, the Investors and their Affiliates own less than 25% of the Equivalent Shares; or (c) the sale of all or substantially all of the assets of the Company and its subsidiaries.

“Closing” has the meaning set forth in the Recitals.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time and shall include any regulations promulgated thereunder. References to sections of the Code also refer to any successor sections.

“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Compete” means, with respect to a Manager, the breach by such Manager of any non-competition or non-solicitation covenant or a material breach of any confidentiality, non-disclosure or other similar covenant, in each case made by such Manager in a written agreement executed by such Manager in favor of the Company or any subsidiary of the Company, and “Competes”, “Competed” and “Competition” will each have a correlative meaning.

“Convertible Securities” means any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options, Warrants and SARs) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Credit Agreement” means that certain Credit Agreement, dated as of August 19, 2011, entered into by and among Immucor, as borrower, IVD Intermediate Holdings B Inc., the lenders party thereto from time to time, Citibank, N.A., as administrative agent and collateral agent, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint lead bookrunners, UBS Securities LLC, as joint bookrunner, J.P. Morgan Securities LLC and UBS Securities LLC, as co-syndication agents, and Deutsche Bank Securities Inc. and Royal Bank of Canada, as co-documentation agents, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“DGCL” has the meaning set forth in Section 5.2.3 hereof.

“Disability” means a disability that would entitle a Manager to long-term disability benefits under the Company’s long-term disability plan in which the Participant participates. Notwithstanding the foregoing, if a Manager is a party to an employment, severance-benefit or other agreement that contains a definition of “Disability,” the definition set forth in such agreement will apply (in the case of such Manager) in lieu of the definition set forth above during the term of such agreement.

“Drag Along Notice” has the meaning set forth in Section 4.2.1 hereof.

“Drag Along Sellers” has the meaning set forth in Section 4.2.1 hereof.

“Drag Along Transfer” has the meaning set forth in Section 4.2 hereof.

“Equivalent Shares” means, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (b) as to any outstanding Options, Warrants, SARs or Convertible Securities which constitute Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants, SARs or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time.

“Escrow Agent” has the meaning set forth in Section 7.2 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Fair Market Value” means, as of any date, as to any share of Common Stock, the Board’s good faith determination of the fair value of such shares based upon the reasonable application of a reasonable valuation method and taking into account the most recent annual valuation conducted by an independent valuation firm and, as to any Option, Warrant or SAR, such fair value reduced by any applicable exercise price. Such determination shall be made in a manner that is consistent with the manner in which the Company determines the fair market value of shares of Common Stock held by the Investors. For the avoidance of doubt, upon the Closing, Fair Market Value per share of Common Stock shall be equal to the purchase price per share paid by the Investors.

“FINRA” means the Financial Industry Regulatory Authority.

“Good Reason,” with respect to any Manager, means any of the following events or conditions occurring without such Manager’s express written consent, provided that the Manager shall have given notice of such event or condition within a period not to exceed ninety (90) days of the initial existence of such event or condition and the Company shall not have remedied such event or condition within thirty (30) days after receipt of such notice: (i) a materially adverse alteration in the nature or status of the Manager’s responsibilities or the conditions of employment; (ii) a material reduction in the Manager’s annual base salary or any target bonus; or (iii) a change of fifty (50) miles or more in the Manager’s principal place of employment, except for required travel on business to an extent substantially consistent with the Manager’s business travel obligations. Notwithstanding the foregoing, if a Manager is party to an employment agreement with the Company or any subsidiary of the Company that contains a definition of good reason, such definition will apply (in the case of such Manager) in lieu of the definition set forth in the preceding sentence during the term of such agreement.

“Immucor” has the meaning set forth in the Preamble.

“Immucor Companies” has the meaning set forth in Section 11 of this Agreement.

“Initial Public Offering” means the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act) following which the equity securities of the Company are being actively traded on a national securities exchange or interdealer quotation system.

“Investor Shares” means (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, an Investor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants, SARs or Convertible Securities and (b) all Options, Warrants, SARs and (except for purposes of Section 4.1 hereof) Convertible Securities originally granted or issued to an Investor (treating all such Options, Warrants, SARs and Convertible Securities as a number of shares equal to the number of Equivalent Shares represented by such Options, Warrants, SARs and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein). The term “Investor Shares” shall also include securities of any kind whatsoever distributed with respect to any shares of the Common Stock, Options, Warrants, SARs or Convertible Securities referred to in the immediately preceding sentence to the extent that such Common Stock, Options, Warrants, SARs or Convertible Securities constitute Investor Shares held by an Investor and any securities issued or issuable with respect to any such Common Stock by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

“Investors” has the meaning set forth in the Preamble.

“Majority Investors” means, as of any date, (a) Investors holding a number of shares of Common Stock sufficient to take the specified action (or provide the specified approval or consent) and (b) solely for the purposes of Section 4 hereof, TPG, and (c) solely for purposes of Section 9.2 hereof, as of any date, the holders of a majority of the shares of Common Stock outstanding on such date and held by Investors. The Managers shall be entitled to rely upon written notice from TPG specifying that the Investors constituting the “Majority Investors” for purposes of the action, approval, consent or other provision in question have approved or consented to such matter or authorized such action.

“Majority Managers” means, as of any date, the holders of a majority of the Shares outstanding on such date.

“Management Call Group” has the meaning set forth in Section 5.1 hereof.

“Management Call Notice” has the meaning set forth in Section 5.1.2 hereof.

“Management Call Option” has the meaning set forth in Section 5.1 hereof.

“Managers” has the meaning set forth in the Preamble.

“Marketable Securities” means securities that are (i) traded on a national securities exchange in the United States or on an established stock exchange in Europe or Asia, or (ii)

reported through an established automated inter-dealer quotation system in the United States, Europe or Asia and, in each case, are not subject to any restrictions on transfer as a result of applicable contract provisions, the provisions of the Securities Act (or regulations thereunder other than the volume and method-of-sale restrictions applicable to affiliates of an issuer pursuant to Rule 144 promulgated thereunder or any successor thereto), or other applicable law.

“Member of the Immediate Family” means, with respect to any individual, (i) each spouse or child or other descendant of such individual, (ii) each trust, partnership or limited liability company created solely for the benefit of one or more of the aforementioned Persons and in which such individual and/or the aforementioned Persons are the only beneficiaries, partners, members or owners and (iii) each custodian or guardian of any property of one or more of the aforementioned Persons in his, her or its capacity as such custodian or guardian.

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Option Shares” means, with respect to a Manager or direct or indirect Permitted Transferee of a Manager, all or any portion of the Shares which were issued upon exercise of an Option or Warrant held by such Manager (or Permitted Transferee, if applicable).

“Options” means any options (other than pursuant to Section 5 hereof) to subscribe for, purchase or otherwise directly acquire Common Stock.

“Original Purchase Price” has the meaning set forth in Section 5.1.1(b) hereof.

“Participating Seller” has the meaning set forth in Sections 4.3.1 hereof.

“Permitted Transferee” means, (i) on a Manager’s or his or her Permitted Transferee’s death, as applicable, such Manager’s or Permitted Transferee’s executors, administrators, testamentary trustees, legatees or beneficiaries, (ii) each Member of the Immediate Family of a Manager, and (iii) a Person the applicable Transfer to whom or to which has been specifically approved by the Board.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Principal Lock-Up Agreement” has the meaning set forth in Section 6 hereof.

“Pro Rata Portion” means:

(a) for purposes of Section 4.1 (with respect to tag along rights), a number of Shares determined by multiplying (i) the number of Shares held by the Tag Along Seller by (ii) a fraction, the numerator of which is the number of Investor Shares proposed to be Transferred by the Prospective Selling Investor in connection with the Proposed Transfer and the denominator of which is the aggregate number of Investor Shares held by such Prospective Selling Investor, excluding for purposes of such calculation all Shares underlying any unvested Options, Warrants or SARs); and

(b) for purposes of Section 4.2 (with respect to drag along rights), a number of Shares determined by multiplying (i) the number of Shares held by a Drag Along Seller by (ii) a fraction, the numerator of which is the number of Investor Shares proposed to be Transferred by the Majority Investors to the Prospective Buyer and the denominator of which is the aggregate number of Investor Shares held by the Majority Investors, excluding for purposes of such calculation all Shares underlying any outstanding unvested Options, Warrants or SARs.

“Proposed Transfer” has the meaning set forth in Section 4.1 hereof.

“Prospective Buyer” has the meaning set forth in Sections 4.1 and 4.2 hereof

“Prospective Selling Investor” has the meaning set forth in Section 4.1 hereof.

“Public Offering” means a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Purchased Management Shares” means, with respect to a Manager (or a Person to whom any shares of Common Stock were originally issued at the request of such Manager) or direct or indirect Permitted Transferee of a Manager (or any such Person to whom any shares of Common Stock were originally issued at the request of such Manager), all of the Shares which are not Options, Warrants, SARs or Convertible Securities held by such Manager (or Permitted Transferee, if applicable); for avoidance of doubt, shares of Common Stock received upon exercise of Options, Warrants, SARs or Convertible Securities shall be Purchased Management Shares hereunder.

“Retirement” means retirement from active employment with the Company or an Affiliate after age 65, or after age 55 and completion of at least 5 years of employment with the Company or an Affiliate, as applicable (including employment with Immucor prior to August 19, 2011).

“Rule 144” means Rule 144 under the Securities Act (or any successor Rule).

“Sale” means a Transfer for value.

“SAR” means any stock appreciation right entitling the holder thereof to subscribe for, purchase or otherwise acquire Common Stock.

“Section 160” has the meaning set forth in Section 5.3.3 hereof.

“Securities Act” means the Securities Act of 1933, as in effect from time to time.

“Senior Debt Repayment Event” means the date that all money borrowed by Immucor and its related borrowers, if any, under the Credit Agreement is paid in full and all liens associated therewith have been discharged.

“Shares” means (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Manager (or a Person to whom such shares of Common Stock were issued at the request of a Manager), whenever issued, including without limitation all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants, SARs or Convertible Securities and (b) all Options, Warrants, SARs and (except for purposes of Section 4.1 hereof) Convertible Securities originally granted or issued to a Manager (treating all such Options, Warrants, SARs and Convertible Securities as a number of shares equal to the number of Equivalent Shares represented by such Options, Warrants, SARs and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein). The term “Shares” shall also include securities of any kind whatsoever distributed with respect to any shares of the Common Stock, Options, Warrants, SARs or (except for purposes of Section 4.1 hereof) Convertible Securities referred to in the immediately preceding sentence to the extent that such Common Stock, Options, Warrants, SARs or Convertible Securities constitute Shares held by a Manager and any securities issued or issuable with respect to any such Common Stock by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

“Tag Along Notice” has the meaning set forth in Section 4.1.1 hereof.

“Tag Along Offer” has the meaning set forth in Section 4.1.1 hereof.

“Tag Along Seller” has the meaning set forth in Section 4.1 hereof.

“TPG” means, collectively, TPG Partners VI, L.P., TPG FOF VI SPV, L.P., TPG Biotechnology Partners III, L.P. and TPG IVD Co-Invest, L.P. and each of their respective Affiliates that is or becomes a holder of Investor Shares.

“Transfer” means any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Transferee” means any Person to whom an Investor has Transferred Investor Shares, other than in a Change in Control or an Initial Public Offering.

“Warrants” means any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

11. CONFIDENTIALITY; RESTRICTIVE COVENANT AGREEMENT. To protect the interests of the Company and its direct and indirect subsidiaries (collectively, the “Immucor Companies”), including the confidential information of the Immucor Companies and the confidential information of their respective customers, data suppliers, prospective customers and other companies with which the Immucor Companies have a business relationship, and in consideration of the covenants and promises and other valuable consideration described in this Agreement, the Company and Manager agree as follows:

11.1. Nondisclosure; Ownership of Work. Such Manager acknowledges and agrees that he or she remains bound by the confidentiality and other covenants contained in the restrictive covenant and confidentiality agreements that he or she has executed with an Immucor Company, and that any covenants in such agreements shall remain in full force and effect in accordance with their terms. Such Manager also acknowledges and agrees that the Company shall be an affiliate for purposes of such restrictive covenant and confidentiality agreements.

11.2. Non-Competition and Non-Solicitation. Such Manager acknowledges the opportunity to participate in the Company’s Option or Common Stock investment programs, as the case may be, and the financial benefits that may accrue from such participation, is good, valuable and sufficient consideration for such Manager’s acknowledgment and agreement that he or she remains bound by the non-competition and non-solicitation covenants contained in the restrictive covenant agreement(s) that he or she has executed with any of the Immucor Companies.

12. MISCELLANEOUS.

12.1. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and may not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company shall cause its subsidiaries to be jointly and severally liable for any payment obligation of the Company pursuant to this Agreement.

12.2. Notices. Any notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement shall be in writing and shall be (a) delivered or given personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, to the address (or facsimile number) listed below:

If to the Company:

IVD Holdings, Inc.

c/o Immucor, Inc.

3130 Gateway Drive

P.O. Box 5625

Norcross, GA 30091-5625

Attention: General Counsel

Fax: (203) 845-5356

with a copy (which will not constitute notice) to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: William Shields

                    Neill Jakobe

Facsimile: 617-951-7050

If to Immucor:

Immucor, Inc.

3130 Gateway Drive

P.O. Box 5625

Norcross, GA 30091-5625

Attention: General Counsel

Fax: (203) 845-5356

If to the Investors:

TPG Capital, L.P.

345 California Street, Suite 3300

San Francisco, CA 94104

Attention: General Counsel

Facsimile: 415-743-1501

With a copy (which will not constitute notice) to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: William Shields

                    Neill Jakobe

Facsimile: 617-951-7050

If to a Manager, to the most recent address of such Manager shown on the records of the Company.

Notice to the holder of record of any shares of capital stock will be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications will be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile prior to 5:00 p.m. prevailing local time on a Business Day, or if delivered after 5:00 p.m. prevailing local time on a Business Day or on other than a Business Day, on the first Business Day thereafter and (c) 2 Business Days after being sent by overnight courier. Each of the parties hereto will be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

12.3. Binding Effect, Etc. Except for restrictions on Transfer of Shares set forth in other agreements, plans or other documents (and, for the avoidance of doubt, except as set forth in any other written agreement entered into between the Company and/or TPG and any Manager), this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and will be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns and three shall be no third party beneficiaries to this Agreement. Except as otherwise expressly provided herein, no Investor, Manager or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing will be null and void.

12.4. Descriptive Headings, Etc. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and may not be construed to define or limit any of the terms or provisions hereof. This Agreement reflects the mutual intent of the parties and no rule of construction against the drafting party will apply.

12.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which taken together will constitute one instrument.

12.6. Severability. In the event that any provision hereof shall, under applicable law, be invalid or unenforceable in any respect, such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it will not invalidate, render unenforceable or otherwise affect any other provision hereof.

12.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company, Immucor, Intermediate Holdings and each holder of Shares hereunder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement may be had against any current or future director, officer, employee, general or limited partner, manager, member or stockholder of any Company stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, general or limited partner, manager, member or stockholder of any Company stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Company stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation; provided that, for the avoidance of doubt, the foregoing shall not apply with respect to the Manager’s obligations under Section 5 and any breach by any Manager or his, her or its Permitted Transferees of any obligations under this Agreement. Each Manager acknowledges that it is not relying upon any person, firm or corporation (including without limitation any other Manager or any Investor), other than the Company and its officers, directors and other representatives (acting solely in their capacity as representatives of the Company), in deciding to invest and in making its investment in the Company. Each Manager agrees that no other Manager or Investor nor the respective controlling persons, officers, directors, partners, members, agents or employees of any other Manager or Investor shall be liable to such Manager for any losses incurred by such Manager in connection with its investment in the Company.

13. GOVERNING LAW.

13.1. Governing Law. This Agreement and any related dispute shall be governed by and construed in accordance with the laws of the State of Delaware.

13.2. Jurisdiction. Any action or proceeding against the parties relating in any way to this Agreement may be brought exclusively in the courts of the State of Delaware or (to the extent subject matter jurisdiction exists therefore) the United States District Court for the District of Delaware, and the parties irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding. Any actions or proceedings to enforce a judgment issued by one of the foregoing courts may be enforced in any jurisdiction.

13.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13.3 CONSTITUTES A MATERIAL INDUCEMENT

UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

13.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement will impair any such right, power or remedy, nor will it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date and year first above written.

THE COMPANY:	IVD HOLDINGS INC.

By:
	Name:	Philip Moïse
	Title:	Executive Vice President, General Counsel and Secretary

IMMUCOR:	IMMUCOR, INC.

By:
	Name:	Philip Moïse
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Management Stockholders Agreement]

INVESTORS:

TPG PARTNERS VI, L.P.

By:	TPG GENPAR VI, L.P., its General Partner

By:	TPG ADVISORS VI, INC., its General Partner

By:
	Name:	Ronald Cami
	Title:	Vice President

TPG IVD CO-INVEST, L.P.

By:	TPG ADVISORS VI, INC., its Managing Member

By:
	Name:	Ronald Cami
	Title:	Vice President

TPG BIOTECHNOLOGY PARTNERS III, L.P.

By:	TPG BIOTECHNOLOGY GENPAR III, L.P., its General Partner

By:	TPG BIOTECH ADVISORS III, LLC, its General Partner

By:
	Name:	Ronald Cami
	Title:	Vice President

TPG FOF VI SPV, L.P.

By:	TPG ADVISORS VI, INC., its General Partner

By:
	Name:	Ronald Cami
	Title:	Vice President

[Signature Page to Management Stockholders Agreement]

MANAGER:

Name:

[Signature Page to Management Stockholders Agreement]